EXHIBIT 99.1

PRESS RELEASE

For Immediate Release

Date:	March 10, 2008

Contact:	Specialized Health Products International, Inc.
David Green, Chief Financial Officer
(801) 298-3360
dgreen@shpi.com
or
CCG Investor Relations
Sean Collins, Senior Partner
(310) 477-9800 sean.collins@ccgir.com

Specialized Health Products Agrees to Be Acquired

For $68.4 Million by C. R. Bard, Inc.

Specialized Health Products Also Reports Financial Results for

Fiscal Year and Fourth Quarter 2007

BOUNTIFUL, Utah – March 10, 2008 – Specialized Health Products International, Inc., (“Specialized Health Products”) (OTCBB: SHPI), a leading developer, manufacturer and marketer of proprietary safety medical products, today announced it has signed an agreement to be acquired for $68.4 million in cash, or $1.00 per share, by C. R. Bard, Inc. (NYSE: BCR), a leading multinational medical technologies company.

The transaction price represents a premium of 20% to Specialized Health Products stockholders based upon an average closing price of $0.83 for the last 30 trading days. The transaction value of $68.4 million represents a multiple of 3.6 times Specialized Health Products’ 2007 revenue and 16.2 times 2007 EBITDA (earnings before interest, taxes, depreciation and amortization).

“Our employees should be proud of the value they have created as we have successfully executed on the strategic plans that we put in place over the past six years,” commented Jeff Soinski, President and Chief Executive Officer of Specialized Health Products. “Our proprietary safety needle products – particularly our leading safety Huber needle products – have achieved strong growth rates as medical needle markets in the U.S. have largely converted to safety, although we expect our growth rate in 2008 to decline compared to 2007.”

“Our Board of Directors and senior management have determined that our Company has reached a point where significant additional investment would be required to build infrastructure and to develop or acquire new product lines to continue strong growth rates on a stand-alone basis beyond 2008,” continued Mr. Soinski. “After a careful review of our strategic options and the completion of an investment banker led auction process, our Board concluded that agreeing to a merger with Bard was in the best interests of stockholders in light of the value of the offer and the risks and significant investment required to further develop and grow our business.”

The transaction is subject to approval by Specialized Health Products stockholders as well as other customary regulatory approvals. Stockholders representing approximately 29% of Specialized Health Products’ outstanding shares, including its largest stockholder, the private-equity firm of Galen Partners which holds approximately 22% of the outstanding shares, have signed agreements to vote their shares in support of the transaction. The Company currently anticipates that the transaction will close late in the second quarter of 2008.

In connection with the proposed merger, CIT Capital Securities LLC acted as exclusive financial advisor and provided a fairness opinion to Specialized Health Products. Dorsey & Whitney LLP acted as the Company’s legal advisor.

2007 Fiscal Year and Fourth Quarter Results

Specialized Health Products today also announced financial results for its fiscal year and fourth quarter ended December 31, 2007.

Financial Results for FY2007

Total revenue for the fiscal year ended December 31, 2007 totaled $18.9 million, representing an increase of 43% compared to the $13.3 million in FY2006. This growth rate includes the favorable impact of Specialized Health Products’ merger with The Med-Design Corporation (“Med-Design”) in June 2006. Assuming the Med-Design transaction closed on January 1, 2006, the Company would have achieved an organic revenue growth rate of 26% in FY2007.

Gross profit in FY2007 increased 49% to $12.7 million, compared to $8.5 million in FY2006. Gross profit margin was 67% during FY2007 compared to 64% in FY2006.

Total operating expenses were $10.2 million in FY2007, representing a 25% increase compared to $8.1 million in FY2006. This increase in operating expense is primarily related to increased operating infrastructure required to meet growing demand for the Company’s products, including a full year of costs required to support the Med-Design revenue streams. FY2007 operating expense includes a $250,000 non-cash accrual for patent litigation expense.

Net income increased to $2.7 million in FY2007 from $385,000 in FY2006. Fully diluted earnings per share (“EPS”) was $0.04 for FY2007, compared to $0.01 for FY2006.

Excluding amortization of stock-based compensation (a non-cash expense) and the unusual charge for patent litigation expense, the Company would have achieved non-GAAP net income, or income not in conformance with Generally Accepted Accounting Principles (“GAAP”), of $4.3 million and EPS of $0.07 in FY2007.

EBITDA, another non-GAAP measure of financial performance, increased to $4.2 million in FY2007 compared to $1.7 million in FY2006.

The Company’s cash and cash equivalents increased to $8.7 million at December 31, 2007, representing an increase of $2.2 million compared to cash, cash equivalents and available-for-sale securities of $6.6 million at December 31, 2006.

Financial Results for Q4-2007

Total revenue for Q4-2007 increased 40% to $5.3 million, from $3.8 million in Q4-2006. Q4-2007 revenue increased $195,000 or 4% on a sequential quarter basis compared to Q3-2007 revenue.

Gross profit margin in Q4-2007 was 69%; an improvement of eight percentage points over the 61% recorded in Q4-2006. This improvement in gross margin includes the impact of a one-time inventory adjustment of $236,000.

Operating expense increased 27% to $2.8 million in Q4-2007, including the negative impact of a $250,000 unusual charge for patent litigation expense.

Net income for Q4-2007 increased to $897,000 from $144,000 in Q4-2006. EPS was $0.01 in Q4-2007, compared to $0.00 or breakeven in Q4-2006.

Excluding amortization of stock-based compensation and the unusual charge for patent litigation expense, the Company would have achieved non-GAAP net income of $1.3 million and EPS of $0.02 in Q4-2007.

Non-GAAP  Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Specialized Health Products uses non-GAAP measures of net income, non-GAAP earnings per diluted share and EBITDA.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Specialized Health Products’ results of operations as determined in accordance with GAAP. These measures should only be used to evaluate Specialized Health Products’ results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain non-cash expenses, interest and taxes. The only adjustments to the Company’s GAAP net income presentation is the add-back to net income of the amount represented by amortization of stock-based compensation expense and the add-back to net income of the amount of an unusual fourth quarter non-cash charge for patent litigation expense. Stock-based compensation expense consists entirely of the expense related to the issuance of restricted stock to Directors and employees of Specialized Health Products under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”. Specialized Health Products excludes stock-based compensation expenses from its non-GAAP income and EPS measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

In determining non-GAAP net income and EPS for the Company, an incremental tax representing an estimated amount for alternative minimum tax was deducted from the incremental income resulting from the add-back of stock-based compensation expense and patent litigation expense. Company management believes there are sufficient NOL assets to mitigate any additional federal income taxes.

EBITDA was calculated by adding back depreciation, amortization, patent litigation expense and income taxes to GAAP net income, and deducting net interest income and the amount held-back by Tyco Healthcare related to ongoing patent litigation from GAAP net income.

Conference Call

The Company will host a conference call at 5:00 p.m. EDT on Monday, March 10, 2008 to discuss the Bard acquisition as well as earnings for the 2007 fiscal fourth quarter ended Dec. 31, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 288-8960. International callers should dial (612) 332-0107. This conference call will also be broadcast live over the Internet and can be accessed through a link on the Company’s website at www.shpi.com. To listen to the live call, please go to the Specialized Health Products website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available by 8:00 p.m. EDT on March 10, 2008 through March 16, 2008 at (800) 475-6701 or (320) 365-3844, using the access code 913619. The replay will also be available shortly after the call on the Specialized Health Products website.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. is a leading developer, manufacturer and marketer of proprietary disposable medical products for clinician and patient safety. Specialized Health Products has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today. Specialized Health Products is a market leader in safety Huber needles, with four complementary product offerings. The Company has licensed or supplies other products to leading global healthcare companies, including Covidien, Bard Access Systems, B. Braun Medical and BD Medical. For more information about Specialized Health Products, visit the Company’s website at www.shpi.com.

Forward-Looking Statements

The statements contained in this press release regarding the Company’s proposed merger with C. R. Bard, Inc., the expectation of a declining growth rate in 2008, the need for significant additional investment to continue strong growth rates on a stand-alone basis beyond 2008, the Company’s current expectation that the proposed merger with C. R. Bard, Inc. will close late in the second quarter of 2008, and other statements that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to vary materially from historical results or those anticipated in such forward-looking statements. The proposed merger with C. R. Bard, Inc. may not close for any of a variety of reasons set forth in the merger agreement including, without limitation, the failure to obtain approval of the merger from the Company’s stockholders and the failure to obtain required governmental approvals. The Company may experience significant fluctuations in future operating results. This is because of several factors including the fact that medical needle markets in the U.S. have largely converted to safety, the Company would need to invest in infrastructure and the development and commercialization of new products and product lines to continue strong growth rates on a stand-alone basis beyond 2008, economic conditions, risks in product and technology development, competitive threats to the Company’s core safety needle business, regulatory risks and uncertainties related to new products, the effect of the Company's accounting policies and other risk factors detailed in the Company's filings from time to time with the Securities and Exchange Commission, including, without limitation, the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006. These forward-looking statements speak only as of the date on which such statements are made and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

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(Financial Tables Follow)

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31, 2007	December 31, 2006

Revenue:
Product sales	$4,038,724	$2,644,070
Royalties	1,168,257	1,003,266
Technology fees and licensing revenues	49,167	49,167
Development fees and related services	8,327	58,457

	5,264,475	3,754,960
Cost of revenue	1,622,724	1,455,513

Gross profit	3,641,751	2,299,447

Operating expenses:
Research and development	1,129,212	867,323
Sales and marketing	330,749	412,351
General and administrative	924,663	570,671
Amortization of deferred compensation	194,851	370,731
Patent litigation expense	250,000	—

Total operating expenses	2,829,475	2,221,076

Income from operations	812,276	78,371

Other income (expense):
Interest income	77,349	65,525
Other expense	—	(19)

Total other income, net	77,349	65,506

Income before income taxes	889,625	143,877
Income tax benefit	6,914	—

Net income	$896,539	$143,877

Basic and diluted net income per common share	$0.01	$0.00
Basic weighted average number of shares outstanding	65,778,374	62,632,336
Diluted weighted average number of shares outstanding	66,486,172	64,697,267
Non-GAAP Earnings:
Net Income	$896,539	$143,877
+ Amortization of stock-based compensation (net of AMT)	190,954	363,316
+ Patent litigation expense (net of AMT)	245,000	—

Non-GAAP net income	$1,332,493	$507,193
Non-GAAP basic and diluted net income per common share	$0.02	$0.01

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006

Revenue:
Product sales	$14,489,223	$9,593,615
Royalties	4,126,816	2,887,997
Licensing revenues	196,668	196,668
Development fees and related services	110,920	590,741

	18,923,627	13,269,021
Cost of revenue	6,264,952	4,799,619

Gross profit	12,658,675	8,469,402

Operating expenses:
Research and development	4,057,068	3,327,815
Sales and marketing	1,501,245	1,455,878
General and administrative	3,010,702	1,953,593
Amortization of deferred compensation	1,332,282	1,379,621
Patent litigation expense	250,000	—

Total operating expenses	10,151,297	8,116,907

Income from operations	2,507,378	352,495

Other income (expense):
Interest income	264,943	180,440
Interest expense	—	(52,603)
Amortization of deferred finance cost	—	(91,745)
Other expense	(3,314)	(3,380)

Total other income, net	261,629	32,712

Income before income taxes	2,769,007	385,207
Income tax provision	(45,031)	—

Net income	$2,723,976	$385,207

Basic and diluted net income per common share	$0.04	$0.01
Basic weighted average number of shares outstanding	63,523,665	53,609,197
Diluted weighted average number of shares outstanding	63,938,838	54,697,664
Non-GAAP Earnings:
Net Income	$2,723,976	$385,207
+ Amortization of stock-based compensation expense (net of AMT)	1,305,636	1,352,029
+ Patent litigation expense (net of AMT)	245,000	—

Non-GAAP net income	$4,274,612	$1,737,236
Non-GAAP basic and diluted net income per common share	$0.07	$0.03
EBITDA:
Net income	$2,723,976	$385,207
+ Amortization of stock-based compensation	1,332,282	1,379,621
+ Depreciation and amortization	688,762	432,477
+ Patent litigation expense	250,000	—
+ Income taxes	45,031	—
- Tyco holdback	(554,448)	(491,023)
- Net interest income	(261,629)	(32,712)

EBITDA	$4,223,974	$1,673,570

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006

Assets
Current Assets:
Cash and cash equivalents	$8,735,143	$2,281,680
Available-for-sale securities	—	4,275,375
Accounts receivable, net	2,999,686	2,680,865
Inventory	2,915,814	2,028,020
Prepaid expenses and other	253,124	368,942

Total current assets	14,903,767	11,634,882

Property and equipment, net of accumulated depreciation
of $1,596,429 and $1,234,411 at December 31, 2007
and 2006, respectively	1,309,888	1,282,119
Intangible assets, net	2,917,390	2,805,032
Goodwill	586,161	870,980
Other assets	232,961	30,987

Total assets	$19,950,167	$16,624,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,657,127	$1,699,869
Accrued liabilities	1,164,427	1,354,003
Accrual for patent litigation expenses	606,928	911,376
Deferred revenue	172,067	196,668

	3,600,549	4,161,916

Deferred revenue, net of current portion	—	172,067

Total liabilities	3,600,549	4,333,983

Common stock, $.02 par value; 80,000,000 shares authorized,
68,333,633 and 67,305,207 shares issued as of December 31, 2007
and 2006, respectively	1,366,673	1,346,104
Additional paid-in capital	51,705,195	50,390,139
Accumulated deficit	(36,722,250)	(39,446,226)

Total stockholders' equity	16,349,618	12,290,017

Total liabilities and stockholders' equity	$19,950,167	$16,624,000